CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of The Nottingham Investment Trust II relating to the reorganization of the Earnest Partners Fixed Income Trust, a series of The Nottingham Investment Trust II, into the Touchstone Total Return Bond Fund, a series of Touchstone Funds Group Trust, in this Registration Statement on Form N-14 of Touchstone Funds Group Trust.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated November 29, 2010 on the financial statements and financial highlights of Touchstone Funds Group Trust, in Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A, No. 33-70958), as filed with the Securities and Exchange Commission on January 31, 2011, which is incorporated by reference into the Statement of Additional Information of Touchstone Funds Group Trust included in this Registration Statement on Form N-14. Also incorporated by reference in the Statement of Additional Information of Touchstone Funds Group Trust included in this Registration Statement on Form N-14 is the Annual Report of Touchstone Funds Group Trust, which includes our report dated November 29, 2010 on the financial statements and financial highlights.


                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
May 18, 2011